                                                                   EXHIBIT 10.12

                              AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT

                                       OF

                     DEVELOPER EXTENDED STAY PARTNERS, L.P.



                                  DATED AS OF
                                August 20, 1996

                       THE INTERESTS EVIDENCED BY THIS
                           AGREEMENT HAVE NOT BEEN
                     REGISTERED UNDER THE SECURITIES ACT
                         OF 1933, AS AMENDED, OR THE
                       SECURITIES ACT OF ANY STATE, HAVE
                      BEEN ACQUIRED FOR INVESTMENT, AND
                        MAY NOT BE SOLD, OR OTHERWISE
                       DISPOSED OF, OR OFFERED FOR SALE
                        UNLESS REGISTRATION STATEMENTS
                        UNDER SUCH ACTS WITH RESPECT TO
                     SUCH INTERESTS ARE THEN IN EFFECT OR
                       EXEMPTIONS FROM THE REGISTRATION
                      REQUIREMENTS OF SUCH ACTS ARE THEN
                      APPLICABLE TO SUCH OFFER OR SALE,
                      AND UNLESS THE PROVISIONS OF THIS
                           AGREEMENT ARE SATISFIED.

                               TABLE OF CONTENTS
                               -----------------
                                                                        Page No.
                                                                      ----------
     1.     Definitions.....................................................   1
     2.     Continuation....................................................   6
     3.     Name............................................................   6
     4.     Principal Office................................................   6
     5.     Purpose and Character of Business...............................   6
     6.     Term............................................................   7
     7.     Capital.........................................................   7
     7.1    Capital Contributions...........................................   7
     7.2    Capital Accounts................................................   7
     7.3    Interest on and Return of Capital...............................   8
     7.4    Waiver of Right of Partition and Dissolution....................   8
     7.5    Negative Capital Accounts.......................................   8
     8.     Profits and Losses..............................................   8
     8.1    Allocation of Profits and Losses................................   8
     8.2    Compliance with Section 704(b)..................................   9
     8.3    Tax Matters Partner.............................................  10
     9.     Distributions...................................................  11
     9.1    Distributions...................................................  11
     9.2    Consent to Distributions........................................  11
     10.    Management of Partnership.......................................  11
     10.1   General Partner's Management Authority..........................  11
     10.2   Designation of the Developer Partners...........................  12
     10.3   Limitations on Powers and Authority of General Partner..........  12
     10.4   Other Partners..................................................  12
     10.5   Compensation of Partners........................................  13
     10.6   Liability of Partners...........................................  13
     10.7   Creditors Not Benefitted........................................  13
     10.8   Other Activities of Partners and Agreements with Related Parties  13
     10.9   Purchase Option.................................................  13
     10.10  Termination of Other Agreements.................................  16
     11.    Investment Representations of the Partners......................  17
     12.    Power of Attorney...............................................  17
     12.1   Grant of Power..................................................  17
     12.2   Irrevocability of Power.........................................  18
     13.    Banking.........................................................  18
     14.    Accounting......................................................  18
     14.1   Fiscal Year.....................................................  18
     14.2   Books of Account................................................  18
     14.3   Method of Accounting............................................  19

     15.    New Partners, Restrictions on Transfer of Partnership Interests
            and Other Matters, and Withdrawals..............................  19
     15.1   Admission of Partners...........................................  19
     15.2   Transfer of Partnership Interests...............................  19
     15.3   Withdrawal......................................................  19
     16.    Liquidation and Dissolution of Partnership......................  20
     16.1   Dissolution Events..............................................  20
     16.2   Continuation....................................................  20
     16.3   Method of Liquidation...........................................  21
     16.4   Deemed Distribution and Recontribution..........................  22
     16.5   Date of Termination.............................................  22
     17.    Miscellaneous...................................................  22
     17.1   Notices.........................................................  22
     17.2   Amendments; Waivers.............................................  22
     17.3   Binding Effect..................................................  23
     17.4   Duplicate Originals.............................................  23
     17.5   Construction....................................................  23
     17.6   Governing Law; Jurisdiction.....................................  23
     17.7   Arbitration.....................................................  23
     17.8   Other Instruments...............................................  24
     17.9   Gender; Etc.....................................................  24
     17.10  Prior Agreements Superseded.....................................  24
     17.11  Severability....................................................  24
     17.12  Multiple Originals..............................................  25

                             LIST OF DEFINED TERMS
                             ---------------------

                                                                        Page No.
                                                                        --------
1933 Act...................................................................   1
AAA........................................................................  23
Act........................................................................   1
Adjusted Capital Account...................................................   1
Adjusted Capital Account Deficit...........................................   1
Agreement..................................................................   1
Book Basis.................................................................   1
Buyer......................................................................  14
Capital Account............................................................   2
Capital Contribution.......................................................   2
Code.......................................................................   2
Company....................................................................   2
Completed Project..........................................................   2
Consultant.................................................................  16
Developer Partner..........................................................   2
Development Agreement......................................................   2
Final Completion...........................................................   2
Finally Completed..........................................................   2
General Partner............................................................   3
Indemnified Persons........................................................  13
Investment.................................................................   3
IPO........................................................................   1
Limited Partner............................................................   3
Liquidator.................................................................  21
Loss.......................................................................   3
Master Development Agreement...............................................   4
Net Loss...................................................................   4
Net Profit.................................................................   4
Nonrecourse Debt...........................................................   4
Nonrecourse Deductions.....................................................   4
Partner....................................................................   4
Partner Minimum Gain.......................................................   4
Partner Nonrecourse Debt...................................................   4
Partner Nonrecourse Deductions.............................................   4
Partnership................................................................   4
Partnership Minimum Gain...................................................   4
Percentage Interest........................................................   4
Permitted Transferee.......................................................  19


Person.....................................................................   4
Prime Rate.................................................................   5
Profit.....................................................................   5
Project....................................................................   5
Project Percentage.........................................................   5
Purchase Date..............................................................   5
Purchase Event.............................................................  14
Purchase Interest..........................................................  14
Purchase Option............................................................  14
Regulatory Allocations.....................................................  10
Related Construction Entity................................................   6
Related Guarantor..........................................................   6
Related Parties............................................................   6
Required Interest..........................................................   6
Seller.....................................................................  14
TCR........................................................................   6
Transfer...................................................................  19


     This Agreement is entered into for the purpose of amending and restating the Limited Partnership Agreement of the Partnership dated February 9, 1996 (the "Prior Partnership Agreement."), to admit DESP General Partner, L.L.C. as a
 ---------------------------
substitute general partner, and to evidence the withdrawal of Extended Stay Limited Partnership as a partner. This Agreement shall be effective upon the merger of the Partnership with Homegate Hospitality, Inc., a Delaware corporation, in connection with the initial public offering thereof (the "IPO").
                                                                          ---
If the IPO does not occur by December 31, 1996, this Agreement shall terminate and the Prior Partnership Agreement shall remain in effect.

                                   AGREEMENT

     1.   Definitions.  As used in this Agreement, the following terms will have
          -----------
the following meanings when used herein with initial capital letters:

          "AAA" has the meaning set forth in Section 17.7(b).
           ---

          "Act" means the Texas Revised Limited Partnership Act, as amended.
           ---

          "1933 Act" means the Securities Act of 1933, as amended.
           --------

          "Adjusted Capital Account" means with respect to any Partner for any
           ------------------------
taxable year, the balance, if any, in such Partner's Capital Account as of the end of such taxable year, after increasing such Capital Account by any amounts that such Partner is deemed obligated to restore as described in the penultimate sentences of Treasury Regulation Section 1.704-2(g)(1) and Treasury Regulation
Section 1.704-2(i)(5), or any successor provisions.

          "Adjusted Capital Account Deficit" means with respect to any Partner
           --------------------------------
for any taxable year, the deficit balance, if any, in such Partner's Capital Account as of the end of such taxable year, after increasing such Capital Account by any amounts that such Partner is actually obligated or deemed obligated to restore as described in the penultimate sentences of Treasury Regulation Section 1.704-2(g)(1) and Treasury Regulation Section 1.704-2(i)(5), and reducing such Capital Account by any amounts described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "Agreement" means this Limited Partnership Agreement as it may be
           ---------
amended from time to time.

          "Book Basis" means with respect to any asset, the asset's adjusted
           ----------
basis for federal income tax purposes, provided, however, (a) if property is contributed to the Partnership, the initial

Book Basis of such property shall equal its fair market value on the date of contribution as determined by the General Partner; and (b) if the Capital Accounts of the Partnership are adjusted pursuant to Treasury Regulation Section 1.704-1(b) to reflect the fair market value of any Partnership asset, the Book Basis of such asset shall be adjusted to equal its respective fair market value as of the time of such adjustment in accordance with such Treasury Regulation. The Book Basis of all assets shall be adjusted thereafter by depreciation and amortization as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(g). Any adjustment to Book Basis to reflect the fair market value of an asset shall be determined by the General Partner.

          "Buyer" has the meaning set forth in Section 10.9(a).
           -----

          "Capital Account" means that capital account maintained for each
           ---------------
Partner pursuant to Section 7.2.

          "Capital Contribution" means, with respect to any Partner, the amount
           --------------------
of cash and the initial Book Basis of any property or other asset (net of liabilities assumed by the Partnership resulting from such contribution, and liabilities to which that property or asset is subject), contributed or deemed contributed to the Partnership with respect to the Percentage Interest held by the Partner.

          "Company" means Homegate Hospitality, Inc., a Delaware corporation,
           -------
which is the surviving entity of the merger between the Company and Extended Stay Limited Partnership, a Delaware limited partnership.

          "Completed Project" means a Project that has been Finally Completed.
           -----------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Developer Partner" means, with respect to each Project, the Partner
           -----------------
which has been designated as the Developer Partner therefor in accordance with
Section 10.2.

          "Development Agreement" means an agreement entered into between the
           ---------------------
Company and a Partner (or its Related Construction Entity) for the development and construction of a Project in accordance with the Master Development Agreement (including Development Agreements entered into by Extended Stay Limited Partnership before the IPO).

          "Final Completion" or "Finally Completed" means a Project that has
           ----------------      -----------------
been finally completed in accordance with the plans and specifications approved by the Company (including all punch-list items), free of mechanic's and materialmen's liens or claims, for which a final, unconditional certificate of occupancy has been issued by the appropriate governmental authority, and for which an endorsement to the owners title insurance policy for the Project has been issued deleting any exception for unpaid bills or claims for work performed or materials furnished or fabricated in connection with the Project.

          "General Partner" means DESP General Partner, L.L.C., a Texas limited
           ---------------
liability company, or any Person admitted hereafter as a General Partner in accordance with the provisions of Section 15.

          "Indemnified Persons" has the meaning set forth in Section 10.6.
           -------------------

          "Investment" means all of the common stock of the Company received by
           ----------
the Partnership in connection with the IPO.

          "IPO" has the meaning set forth in the introductory paragraph of this
           ---
Agreement.

          "Limited Partner" means any Partner designated as a Limited Partner on
           ---------------
the signature pages to this Agreement or admitted hereafter as a Limited Partner in accordance with the provisions of Section 15.

          "Loss" means, with respect to the Partnership, for each taxable year,
           ----
each item of the Partnership's taxable loss or deduction for such taxable year, as determined under Section 703(a) of the Code, and Section 1.703-1 of the Treasury Regulations (for this purpose, all items of deduction and loss required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable loss), but with the following adjustments:

      (a) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code, including any items treated under Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations as items described in
          Section 705(a)(2)(B) of the Code, shall be considered an item of taxable deduction or loss;

      (b) If the Book Basis of any Partnership asset is reduced as a result of an adjustment to Book Basis under Treasury Regulation Section 1.704-2(b) the amount of such reduction shall be taken into account as loss from the disposition of such asset for purposes of computing Loss;

      (c) Loss resulting from any disposition of property with respect to which loss is recognized for federal income tax purposes shall be computed by reference to the Book Basis of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Basis;

      (d) Any items which are specially allocated pursuant to Section 8.2 shall not be taken into account in computing Loss; and

      (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable loss or deduction, there shall be taken into account depreciation and amortization as determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(g), if applicable for such taxable year or other period.

      "Master Development Agreement" means the Master Development Assistance
       ----------------------------
Agreement dated as of February 9, 1996, between the Partnership, the Company, the Limited Partners, and the other parties thereto.

      "Net Profit" and "Net Loss" means for each taxable year or other period
       ----------       --------
the excess of items of Profit over items of Loss for such period, or the items of Loss over the items of Profit for such period, as appropriate. Net Profit and Net Loss shall not include items of Profit and Loss allocated pursuant to Section 8.2.

      "Nonrecourse Debt" has the meaning given to the term "nonrecourse
       ----------------
liability" by Treasury Regulation Section 1.704-2(b)(3).

      "Nonrecourse Deductions" has the meaning set forth in Treasury
       ----------------------
Regulation Section 1.704-2.

      "Partner" means a Person designated as a Limited Partner or a General
       -------
Partner on the signature pages to this Agreement or admitted hereafter as a Partner in accordance with Section 15.

      "Partner Minimum Gain" means "partner nonrecourse debt minimum gain" as
       --------------------
defined in Treasury Regulation Section 1.704-2(i)(2).

      "Partner Nonrecourse Debt" has the meaning set forth in Treasury
       ------------------------
Regulation Section 1.704-2(b)(4).

      "Partner Nonrecourse Deductions" has the meaning set forth in Treasury
       ------------------------------
Regulation Section 1.704-2(i).

      "Partnership" means the partnership formed and governed by this Agreement.
       -----------

      "Partnership Minimum Gain" has the meaning set forth in Treasury
       ------------------------
Regulation Section 1.704-2(d).

      "Percentage Interest" means, with respect to each Partner, the
       -------------------
percentage set forth next to its name on Exhibit A hereto, as it may be adjusted
                                         ---------
from time to time.

          "Permitted Transferee" has the meaning set forth in Section 15.1.
           --------------------

          "Person" means an individual or an entity.
           ------

          "Prime Rate" means the lesser of (i) the fluctuating rate per annum as
           ----------
in effect from time to time equal to the rate of interest announced publicly by Citibank, N.A. in New York, New York as its base rate or by another financial institution designated from time to time by the General Partner or (ii) the maximum rate permitted to be charged under applicable law.

          "Profit" means, with respect to the Partnership, for each taxable
           ------
year, each item of the Partnership's taxable income or gain for such taxable year, as determined under Section 703(a) of the Code, and Section 1.703-1 of the Treasury Regulations (for this purpose, all items of income and gain required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or gain), but with the following adjustments:

          (a) Any tax-exempt income, as described in Section 705(a)(1)(B) of the Code, realized by the Partnership during such taxable year shall be considered an item of taxable income;

          (b) If the Book Basis of any Partnership asset is increased pursuant to Treasury Regulation Section 1.704-2(b), the amount of such adjustment shall be taken into account as gain from the disposition of such asset for purposes of computing Profit;

          (c) Gain resulting from any disposition of property for which gain is recognized for federal income tax purposes shall be computed by reference to the Book Basis of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Basis; and

          (d) Any items which are specially allocated pursuant to Section 8.2 shall not be taken into account in computing Profit.

          "Project" means an extended-stay hotel developed or to be developed by
           -------
the Company under a Development Agreement with one of the Limited Partners.

          "Project Percentage" means, with respect to each Partner, the
           ------------------
percentage obtained by dividing the number of Completed Projects for which the Partner was the Developer Partner by the number of all Projects. For purposes hereof, if (a) the Company and a Partner have entered into a Development Agreement for a Project, (b) the Project is sold before construction is Finally Completed, and (c) such Partner has not been removed as the Developer Partner for such Project under the Development Agreement therefor, then such Project shall be included in the calculation of the Project Percentages, with such Partner being credited for that Project as if the Project were a Completed Project at the time of such sale.

          "Purchase Date" means the date a Purchase Event occurs, except with
           -------------
respect to the event described in Section 10.9(a)(7) for which the Purchase Date will mean the date the Buyer gives notice to Seller of Buyer's election to Purchase Seller's Purchase Interest.

          "Purchase Event" has the meaning set forth in Section 10.9(a).
           --------------

          "Purchase Interest" has the meaning set forth in Section 10.9(a).
           -----------------

          "Purchase Option" has the meaning set forth in Section 10.9(a).
           ---------------

          "Regulatory Allocation" has the meaning set forth in Section 8.2(g).
           ---------------------

          "Related Construction Entity" means, with respect to the Developer
           ---------------------------
Partner for a particular Project, the Person, if any, that has signed a Development Agreement for that Project, which Person is controlled by, under common control with, or controls the Developer Partner in question.

          "Related Guarantor" means, with respect to the Developer Partner for a
           -----------------
Project, the Persons guaranteeing that Partner's obligation to construct the Project under the Development Agreement therefor.

          "Related Parties" means, with respect to the Developer Partner for a
           ---------------
particular Project, that Partner's Related Construction Entity, if any, and its Related Guarantors for the Project.

          "Required Interest" means, at the time such determination is being
           -----------------
made, Limited Partners holding all of the Project Percentages.

          "Seller" has the meaning set forth in Section 10.9.
           ------

          "TCR" means TCR Extended Stay I Limited Partnership, a Texas limited
           ---
partnership.

          "Transfer" has the meaning set forth in Section 15.2.
           --------

     2.   Continuation  The Partners hereby continue the Partnership as a
          ------------
limited partnership under the Act pursuant to the terms of this Agreement. This Agreement supersedes the Prior Partnership Agreement in all respects.

     3.   Name.  The name of the Partnership is on the cover page of this
          ----
Agreement. The General Partner may at any time change the name of the Partnership.

     4.   Principal Office.  The registered office of the Partnership is located
          ----------------
at 2001 Bryan Street, Suite 2300, Dallas, Texas 75201. The General Partner may change the principal or registered office or agent of the Partnership from time to time upon giving written notice of any such change to all of the other Partners.

     5.   Purpose and Character of Business.  The Partnership shall own and hold
          ---------------------------------
the Investment and exercise all rights in connection therewith, including voting rights and rights to receive dividends and other distributions in respect thereof. The Partnership may not engage in any other activity unless approved by all Partners.

     6.   Term.  The Partnership shall continue until dissolved and terminated
          ----
pursuant to the provisions of Section 16.

     7.   Capital.
          -------

          7.1 Capital Contributions.  The Partners have contributed cash to the
              ---------------------
capital of the Partnership in the amounts set forth opposite the Partners' names on Schedule 1 under the column Capital Contribution. The Partners shall not be
   ----------
obligated to make additional Capital Contributions to the Partnership.

          7.2 Capital Accounts. A separate Capital Account will be maintained for each Partner in accordance with Treasury Regulation
Section 1.704-1(b)(2)(iv). The Capital Account of each Partner will be determined and adjusted as follows:

              (a)  Each Partner's Capital Account will be credited with:

                   (1) any contributions of cash made by such Partner to the capital of the Partnership plus the Book Basis of any property contributed by such Partner to the capital of the Partnership (net of any liabilities to which such property is subject or which are assumed by the Partnership);

                   (2) the Partner's distributive share of Net Profit and items thereof and items of income and gain specially allocated pursuant to
Section 8.2 (other than items allocated pursuant to Section 8.2(g)); and

                   (3)  any other increases required by Treasury Regulation
Section 1.704-1(b)(2)(iv).

               (b)  Each Partner's Capital Account will be debited with:

                    (1) any distributions of cash made from the Partnership to such Partner plus the fair market value of any property distributed in kind to such Partner (net of any liabilities to which such property is subject or which are assumed by such Partner);

                    (2) the Partners' distributive share of Net Losses and items thereof and items of deduction and loss specially allocated pursuant to
Section 8.2 (other than items allocated pursuant to Section 8.2(g)); and

                    (3)  any other decreases required by Treasury Regulation
Section 1.704-1(b)(2)(iv).

The provisions of this Section 72 relating to the maintenance of Capital Accounts have been included in this Agreement to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions. The General Partner shall have the authority to determine all questions relating to the maintenance of Partners' Capital Accounts, and the General Partner may modify the manner in which the Capital Accounts are maintained under this
Section 7.2 in order to comply with the provisions of Treasury Regulation
Section 1.704-1(b) and any other applicable provisions of the Code or Treasury Regulations to cause Partner Capital Accounts to be maintained in compliance with the provisions of the Code and Treasury Regulations. The General Partner shall determine whether any elective adjustments to Capital Accounts permitted under Treasury Regulation Section 1.704-1(b)(2)(iv) shall be made.

          7.3  Interest on and Return of Capital.  No Partner shall be
               ---------------------------------
entitled to any interest on its Capital Account or on his contributions to the capital of the Partnership, and no Partner shall have the right to demand or to receive the return of all or any part of his Capital Account in the Partnership. No Partner shall have the right to demand or receive property other than cash in return for the contribution of such Partner to the Partnership.

          7.4  Waiver of Right of Partition and Dissolution.  No Partner has any
               --------------------------------------------
interest in specific Partnership property. The interests of all Partners in the Partnership are, for all purposes, personal property and each of the Partners irrevocably waives any right or power to cause the appointment of a receiver for the assets of the Partnership, to compel any sale of all or any portion of the assets of the Partnership pursuant to any applicable law or laws, or to file a complaint or to institute any proceeding at law or in equity to cause the termination or dissolution of the Partnership except as expressly provided for in this Agreement.

          7.5  Negative Capital Accounts.  No Limited Partner will be
               -------------------------
obligated to contribute to the Partnership or to any other Partner any deficit or negative balance which may exist from time to time in the Limited Partner's Capital Account, including, without limitation, upon liquidation of the Partnership or the Limited Partner's interest therein.

      8.  Profits and Losses.
          ------------------

          8.1  Allocation of Profits and Losses.  For any taxable year of the
               --------------------------------
Partnership all Net Profits or Net Losses for such year will be allocated to the Partners as follows:

               (a)  Net Profits.  Except as provided in Section 8.2, Net Profits
                    -----------
for each taxable year will be allocated to the Partners in accordance with their Percentage Interests.

               (b)  Net Loss.  Except as provided in Section  8.2, Net Losses
                    --------
 for each year will be allocated in the following manner:

                    (1) First, to the Partners in proportion to their respective Adjusted Capital Account balances, but not in excess of the Adjusted Capital Account balance of each such Partner before the allocation provided in this Section 8.1(b)(1); and

                    (2) Thereafter, to the General Partner to the extent further allocations of Losses to a Limited Partner under this Section 8.1(b) would cause such Limited Partner to have an Adjusted Capital Account Deficit.

          8.2  Compliance with Section 704(b).  The following special allo-
               ------------------------------
cations shall, except as otherwise provided, be made in the following order:

               (a)  Minimum Gain Charge-Back.  Notwithstanding any other
                    ------------------------
provision of this Agreement, if there is a net decrease in Partnership Minimum Gain or in any Partner Minimum Gain during any taxable year or other period, prior to any other allocation pursuant hereto, the Partners shall be specially allocated items of Profit for such year (and, if necessary, subsequent years) in an amount and manner required by Treasury Regulation Section 1.704-2(f) or 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2.

               (b)  Qualified Income Offset.  Any Partner who unexpectedly
                    -----------------------
receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes or increases an Adjusted Capital Account Deficit shall be allocated items of Profit in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the Adjusted Capital Account Deficit of the Partner as quickly as possible.

               (c)  Deficit Balance Allocation.  No Partner will be allocated
                    --------------------------
any Losses or items thereof if as a result of such allocation, such Partner would have an Adjusted Capital Account Deficit. Such Losses or items thereof will be reallocated among other Partners in accordance with their respective Percentage Interests, subject to the limitations contained in this Section 8.2. In the event any Partner has an Adjusted Capital Account Deficit each such Partner shall be specially allocated items of Profit in the amount of such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 8.2(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Agreement have been tentatively made as if this Section 8.2(c) was not in this Agreement.

               (d)  Nonrecourse Deductions.  Nonrecourse Deductions for any
                    ----------------------
taxable year or other period will be specially allocated among the Partners pro
                                                                            ---
rata in proportion to their respective Percentages Interests in the Partnership.
- ----

               (e)  Partner Nonrecourse Deductions.  Any Partner Nonrecourse
                    ------------------------------
Deductions for any taxable year or other period will be allocated to the Partner that made, guaranteed, or is otherwise liable with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with principles under Treasury Regulation Section 1.704-2(i).

               (f)  Section 704(c) Compliance.  In accordance with Section
                    -------------------------
704(c) of the Code and the applicable Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership, solely for tax purposes, will be allocated among the Partners so as to take account of any variation between the adjusted tax basis of such property to the Partnership for federal income tax purposes and the Book Basis of such Property. Any elections or other decisions relating to allocations under this Section 8.2(f) will be made in any manner which the General Partner shall determine is consistent with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder and reasonably reflects the purpose and intention of this Agreement. Allocations under this Section 8.2(f) are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses or other items or distributions under any provision of this Agreement.

               (g)  Curative Allocations.  The "Regulatory Allocations"
                    --------------------        ----------------------
consist of allocations made to a Partner (or predecessor) under Sections 8.2(a) through 8.2(e). Notwithstanding any other provision of this Section 8.2, other items of income, gain, loss and deduction will be allocated among the Partners so that, to the extent possible, the net amount of those allocations of other items and the Regulatory Allocations to each Partner will be equal to the net amount that would have been allocated to the Partner if the Regulatory Allocations had not occurred. The

General Partner shall take into account future Regulatory Allocations under
Section 8.2(a) that, although not yet made, are likely to offset Regulatory Allocations under Sections 8.2(d) and 8.2(e).

                (h)  Partner Acknowledgment.  The Partners agree to be bound by
                     ----------------------
the provisions of this Section 8 in reporting their shares of Partnership income and loss for income tax purposes.

          8.3   Tax Matters Partner.  The General Partner shall be the "tax
                -------------------
matters partner" of the Partnership pursuant to section 6231(a)(7) of the Code. The General Partner shall take such action as may be necessary to cause each other Partner to become a "notice partner" within the meaning of section 6223 of the Code. The General Partner shall inform each other Partner of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice thereof within ten days after becoming aware thereof and, within such time, shall forward to each other Partner copies of all significant written communications it may receive in such capacity. The General Partner shall not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of a Required Interest. This provision is not intended to authorize the General Partner to take any action left to the determination of an individual Partner under Sections 6222 through 6232 of the Code.

     9.   Distributions.
          -------------

          9.1  Distributions.  Distributions shall be made to the Limited
               -------------
 Partners in the following manner:

          (a) within 15 days after Final Completion of a Project, 1/60th of the Investment shall be distributed to the Developer Partner for such Project;

          (b) if, on December 31, 1998, construction has not been completed or commenced on at least 60 Projects, a portion of the then-remaining Investment equal to the product obtained by multiplying the initial Investment owned by the Partnership as of the date hereof by a fraction whose numerator is 60 minus the number of Projects that have been completed or for which construction has commenced by December 31, 1998, and whose denominator is 60 shall be allocated among the Partners based on their Project Percentages; and

          (c) if, after December 31, 1998, the Developer Partner of any Project on which construction had commenced by, but was not Finally Completed on, December 31, 1998, ceases to be the Developer Partner thereof, then 1/60th of the Investment held by the Partnership as of the date hereof shall be distributed to the Partners in accordance with their Project Percentages within 30 days after such Partner ceases to be the Developer Partner of such Project, unless another Limited Partner is designated as the Developer Partner therefor under Section 10.2 and such Partner or its Related

Party completes construction of such Project, in which case, such portion of the Investment shall be allocated to such newly designated Partner.

          9.2  Consent to Distributions.  Each Partner consents to the distri-
               ------------------------
butions provided for in Section 9.1 and understands that because of differences between income and cash flow, distributions to a Partner may constitute a return of capital or may be less than a Partner's distributive share of Partnership income.

          10.0  Management of Partnership.
                -------------------------

                10.1  General Partner's Management Authority.
                      --------------------------------------

                      (a)  Management.  The Partnership shall be managed
                           ----------
exclusively by the General Partner. Subject to Section 10.3, all decisions relating to the business and affairs of the Partnership, including, without limitation, all decisions required or permitted to be made by the General Partner under this Agreement, and all decisions with respect to the Investment, shall be made, and all action proposed to be taken by or on behalf of the Partnership regarding the Investment shall be taken, by the General Partner. All approvals, consents, or other actions or decisions required under this Agreement may be prospective or retroactive. All such decisions or actions made or taken by the General Partner under this Agreement will be binding upon all of the Partners and the Partnership. The signed statement of the General Partner, reciting that it has authority to undertake any act, when delivered to any third party, shall be all of the evidence such third party shall need concerning the capacity of the General Partner, and any such third party shall be entitled to rely upon such statement and shall not be required to inquire further as to any of the facts contained in such statement said facts being deemed to be true insofar as such third party is concerned. After delivering such statement, the General Partner, by its signature alone, may sign any instrument and bind the Partnership and the Partnership property just as though all of the Partners had also signed. Such statement shall not, however, have any effect between the Partners unless the action in question was in fact authorized pursuant to this Agreement.

                10.2  Designation of the Developer Partners. The Developer
                      -------------------------------------
Partner for each Project shall be the Limited Partner designated as the "Developer Partner" under the Master Development Agreement. If, however, a Limited Partner which is designated as the Developer Partner for a Project ceases to be the Developer Partner for that Project under the Development Agreement therefor, then such Partner shall not be the Developer Partner for such Project. In such case, the General Partner may appoint an existing Limited Partner to be the Developer Partner for such Project to complete the construction of the Project or may admit a new Person as a Limited Partner in the Partnership and designate such Person as the Developer Partner for such Project under this Agreement. If the General Partner fails to so designate a substitute Developer Partner, then there shall be no Developer Partner for such Project.

                10.3  Limitations on Powers and Authority of General Partner.
                      ------------------------------------------------------
Notwithstanding the powers of the General Partner set forth in Section 10.1, without the prior consent of a Required Interest, the General Partner shall not have the right or power to do any of the following:

                      (a)  to borrow money for and on behalf of the Partnership;

                      (b) to convey, mortgage, pledge, hypothecate, for and on behalf of the Partnership all or any part of the Partnership's assets, including all or any part of its interest in the Investment (except in connection with a sale of all ownership interests in the Company or to secure any financing provided to the Company for working capital purposes or to acquire or develop Projects or any refinancings thereof);

                      (c) to guarantee debts or obligations of the Company (except in connection with financings established for the Company to acquire or develop Projects or for working capital purposes, or any refinancings thereof) or any other Person; and

                      (d) filing of any petition or consenting to the filing of any petition that would subject the Partnership to a bankruptcy or insolvency proceeding.

               10.4   Other Partners.  The Limited Partners, in their capacities
                      --------------
as Limited Partners, may not act for or bind the Partnership and may not participate in the general management, conduct or control of the Partnership's business or affairs. Nothing contained in this Section 10.4 will prohibit any Limited Partner from acting as an officer, director, employee, agent or other representative of the General Partner or the Company or from appointing a representative to the management committee of the Company.

               10.5   Compensation of Partners.  The General Partner shall not
                      ------------------------
receive any compensation from the Partnership for its services hereunder, but shall be entitled to reimbursement from the Partnership of all out-of-pocket expenses incurred by it in performing its duties hereunder.

               10.6   Liability of Partners.  The Partners, in their capacities
                      ---------------------
as such, shall not be liable or accountable, in damages or otherwise, to the Partnership or to any other Partner for any error of judgment or for any mistake of fact or law or for anything which they may do or refrain from doing hereafter in connection with the business and affairs of the Partnership (INCLUDING THEIR NEGLIGENCE AND FOR ANY ACTION FOR WHICH SUCH PERSON MAY INCUR STRICT LIABILITY) except in the case of willful misconduct or gross negligence, and the Partnership, to the extent of its assets legally available for the purpose, will indemnify the Partners and their owners, managers, directors, agents and affiliates (the "Indemnified Persons") from all loss, damage and expense
                 -------------------
(including costs and expenses of courts and professional advisors) or liability incurred by reason of anything an Indemnified Person has done or refrained from doing in connection with the business and affairs of the Partnership (INCLUDING ANY LOSS, DAMAGE, EXPENSE, OR LIABILITY CAUSED BY OR ATTRIBUTABLE TO THE ORDINARY OR SIMPLE NEGLIGENCE, AS OPPOSED TO GROSS NEGLIGENCE, OF THE INDEMNIFIED PERSON AND FOR ANY ACTION FOR WHICH THE INDEMNIFIED PERSON MAY INCUR STRICT LIABILITY) except in the case of willful misconduct or gross negligence. No Partner shall be obligated to contribute any amounts to the Partnership to satisfy the indemnification obligation of the Partnership under this Section 10.6.

               10.7  Creditors Not Benefitted.  Nothing contained herein is
                     ------------------------
intended or will be deemed to benefit any creditor of the Partnership, and no creditor of the Partnership will be entitled to require any Partner to solicit or accept any loan or additional Capital Contribution for the Partnership or to enforce any right which the Partnership or any Partner may have against any Partner under this Agreement or otherwise.

               10.8  Other Activities of Partners and Agreements with Related
                     --------------------------------------------------------
Parties. Subject to the provisions of any other agreements binding on the
- -------
parties, each Partner, in his individual capacity or otherwise, shall be free to engage in, to conduct, or to participate in any business or activity whatsoever, without any accountability, liability, or obligation whatsoever to the Partnership or to any other Partner, even if such business or activity competes with or is enhanced by the business of the Partnership. Further, the General Partner, in the exercise of its power and authority under this Agreement, may contract and otherwise deal with or otherwise obligate the Partnership to entities in which any one or more of the Partners may have an ownership or other financial interest.

               10.9  Purchase Option.
                     ---------------

                     (a)  Purchase Events. If any of the following events (each,
                          ---------------
a "Purchase Event") shall have occurred to or in respect of a Partner (the
   --------------
"Seller"), then the Partners (as they may agree among themselves or in
 ------
proportion to their Project Percentages if there is no agreement among such Partners) other than the Seller (the "Buyer") shall have the continuing right
                                      -----
(the "Purchase Option") to purchase the entire Partnership interest of the
      ---------------
Seller including all debts and obligations of the Partnership owing to the Seller (the "Purchase Interest") in an amount due and payable as determined
             -----------------
below:

                          (1)  any withdrawal or retirement from the Partnership
by the Seller;

                          (2)  the Seller shall make an assignment for the
benefit of creditors, commence (as the debtor) a case in bankruptcy, or commence (as the debtor) any proceeding under any other insolvency law;

                          (3)  a case in bankruptcy or any other proceeding
under any other insolvency law is commenced against the Seller (as the debtor) and is consented to by the Seller or remains undismissed for 90 days, or the Seller consents to or admits the material allegations against it in any such case or proceeding;

                          (4)  a trustee, receiver, agent, liquidator or
sequestrator (however named) is appointed or authorized to take charge of all or substantially all of the property of the Seller for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of creditors and such appointment or authorization is consented to by the Seller or is not overturned within 90 days;

                          (5)  the Seller shall fail generally to pay its debts
as they become due, or suffer any writ of attachment or execution or any similar process to be issued or levied against it or all or substantially all of its property which is not released, stayed, bonded or vacated within 90 days after its issue or levy;

                          (6)  the Seller shall suffer any writ of attachment or
execution or any similar process to be issued or levied against the interests of the Seller in the Partnership which is not released, stayed, bonded or vacated within 90 days after its issue or levy;

                          (7)  the Seller shall fail to perform any of its
material obligations under this Agreement;

                          (8)  any attempted assignment or hypothecation by the
Seller of any of its rights or interest in the Partnership or this Agreement except as permitted by Section 15;

                          (9)  except in the case of the General Partner, the
Seller shall commence to dissolve or wind-up and liquidate the assets of its business;

                          (10) the Seller shall die or be declared legally
incompetent to administer his affairs;

                          (11) the Seller, by entry of a final judgment, order
or decree of a court or governmental agency having proper jurisdiction, shall be declared guilty of a felony involving moral turpitude, fraud or wrongdoing in connection with any business activity; or

                          (12) the failure of a Seller to acquire any Percentage
Interest held by his or her spouse following a termination of marriage due to divorce or death of the spouse within 30 days after the date of the death or the date the divorce becomes final, in which event the Purchase Interest shall be only that portion of the Percentage Interest not so acquired.

                     (b)  Exercise of Purchase Option.  If the Buyer elects to
                          ---------------------------
exercise its Purchase Option, it may give the Seller written notice of the election at any time after the date on which the Buyer first has knowledge of the occurrence of the Purchase Event. The amount of the purchase price for the Seller's Purchase Interest (unless agreed upon by the Seller and the Buyer within 30 days after the Buyer's notice to the Seller) shall be an amount equal to the amount which the Seller would have received had all of the property of the Partnership been sold at a price equal to the fair market value of the property (determined, as of the date the Seller receives notice of Buyer's election to purchase, in accordance with Section 10.9(f)) and the proceeds of the sale had been distributed pursuant to Section 16.3.

                     (c)  Closing and Terms.  The closing of the sale shall take
                          -----------------
place within 60 days after the date of the determination of the purchase price, and the time and place of the closing shall be designated by the Buyer within the first 30 days of the 60-day period and the purchase price shall be payable upon terms and conditions agreed to between the Buyer and the Seller, or in the event the Buyer and the Seller are unable to agree, then as follows: (i) 10% of the total purchase price shall be paid by the Buyer to the Seller in cash at the closing, and (ii) the remaining portion of the purchase price shall be evidenced by a promissory note given by the Buyer in favor of the Seller, which promissory note shall bear interest on the unpaid principal balance at the Prime Rate and require ten equal payments of principal plus all accrued and unpaid interest thereon with the first payment being due on the first anniversary of the closing date and each succeeding payment being due on each succeeding anniversary of the closing date until the tenth and final payment is made on the tenth anniversary of the closing date; however, the Buyer may prepay the promissory note at any time without penalty. The unpaid principal balance and unpaid interest on the promissory note at maturity shall be paid in cash.

                     (d)  Effect on Seller's Interest. From the Purchase Date to
                          ---------------------------
the date of the Transfer of the Purchase Interest under this Section 10.9, the Percentage Interest represented by the Purchase Interest will be excluded from any calculation of aggregate Percentage Interests for purposes of any approval required of Partners under this Agreement, except for approvals required by
Section 17.2. All distributions of cash or assets due to the Seller by the Partnership from the Purchase Date to the date of the closing of the purchase may be applied against obligations of the Seller. Without limiting the generality of any other provision of this Agreement, upon the exercise of the Purchase Option, the Seller, without further action, will have no rights in the Partnership or against the Partnership or any Partner other than the right to receive payment for the Purchase Interest in accordance with Section 10.9(c). As a condition to the closing of any purchase referenced in this Section 10.9, which condition must be satisfied before the scheduled closing date, the Seller will be indemnified by the Partnership for all liabilities and losses arising from incidents or transactions occurring after the closing.

                     (e)  Term of Option.  The term of the option provided in
                          --------------
this Section 10 shall expire 21 years after the death of the last to die of the presently living grandchildren of former United States president, George W. Bush.

                     (f)  Procedure for Appraisal and Redetermination of Fair
                          ---------------------------------------------------
Market Value. If the fair market value of all or any part of the property of the
- ------------
Partnership is required to be determined for any purpose under this Agreement, then the fair market value, unless otherwise agreed upon by the Buyer and the Seller or provided for in accordance with this Agreement, shall be determined as provided in this Section 10.9(f). Within 10 days after an appraisal is required under any provision hereof, the General Partner shall select an independent, qualified valuation consultant (a "Consultant") which shall be one of the six
                                   ----------
major accounting firms or a nationally recognized investment banking firm. The Consultant so selected shall proceed to determine promptly the fair market value of the Investment in accordance with such methods and techniques as shall enable the Consultant to complete the valuation of the Investment within 30 days of appointment and in the least expensive manner reasonably possible while obtaining a reasonable approximation of the fair market values of the Investment. In this regard, the Consultant may limit his analysis to existing materials and/or reports otherwise readily available without the need to gather further data on comparable sales or activity since the latest date of the other available data. The Consultant shall deliver a written report of its determination of fair market value to all interested parties within 30 days after its appointment. The determination of fair market value of the Partnership property by the Consultant shall be final and binding upon all parties. After determination of the fair market value of the Partnership property, the Consultant shall determine the amount due to each Partner as provided in this Agreement. The Consultant shall determine the amount due to each Partner as provided in the preceding sentence with the aid of the Persons who customarily keep the books of account of the Partnership, but the determination by the Consultant of the amount due to each Partner shall be conclusive. The fees and expenses of the Consultant shall be borne by the Seller.

              10.10  Termination of Other Agreements.  If a Partner's interest
                     -------------------------------
in the Partnership is purchased under Sections 10.9, all other agreements with the Partner or its affiliates may be terminated by the Partnership on the date the Partner's interest is purchased. Upon termination of any of those agreements, the Partnership will pay any amounts then owed under the agreements.

         11.  Investment Representations of the Partners.
              ------------------------------------------

              11.1  Investment Intent.  Each of the Partners represents and
                    -----------------
warrants to the Partnership and to each of the other Partners that the Partner has acquired its interest in the Partnership for investment, solely for its own account, with the intention of holding the interest for investment, and without any intention of participating directly or indirectly in any redistribution or resale of any portion of the interest in violation of the 1933 Act or any applicable state securities law.

              11.2  Unregistered Partnership Interests. Each of the Partners
                    ----------------------------------
acknowledges that the Partner is aware that its interest in the Partnership has not been registered under the 1933 Act in reliance upon exemptions contained in the 1933 Act and that its interest in the Partnership has not been registered under the securities law of any state in reliance upon the exemptions contained in such state securities law. Each of the Partners further understands and acknowledges that its representations and warranties contained in this Section 11 are being relied upon by the Partnership and by the Partners as the basis for exemption of the issuance of the Partner's interest in the Partnership from registration requirements of the 1933 Act and all applicable state securities laws. Each of the Partners further acknowledges that the Partnership will not and has no obligation to register the Partner's interest in the Partnership under the 1933 Act or any state securities law and that the Partnership shall have no obligation to recognize any sale, transfer or assignment of the Partner's interest in the Partnership to any person unless the sale, transfer or assignment is otherwise permitted under this Agreement.

              11.3  Nature of Investment.  Each of the Partners represents that
                    --------------------
it is familiar with this Agreement, and with the proposed business and affairs of the Partnership, and that except as otherwise specifically provided in this Agreement, the Partner does not desire any further information or data relating to the Partnership. Each of the Partners acknowledges that it understands that the acquisition of the Partner's interest in the Partnership is a speculative investment involving a high degree of risk and represents that the Partner has a net worth sufficient to bear the economic risk of the Partner's investment in the Partnership and to justify the Partner investing in a highly speculative venture of this type.

              11.4  Legend on Agreement.  Each of the Partners acknowledges that
                    -------------------
a legend reflecting the restrictions imposed upon the transfer of its interest in the Partnership under this Agreement, under the 1933 Act and under applicable state securities laws has been placed on the first page of this Agreement and may be placed on any amendments to this Agreement.

         12.  Power of Attorney.
              -----------------

              12.1 Grant of Power. Each of the Partners irrevocably constitutes
                   --------------
and appoints each of the General Partner and its general partners and partnership managers with full power of substitution and resubstitution, his true and lawful attorney, in his name, place and stead, to make, execute, consent to, swear to, acknowledge, deliver, record and file:

              (a) assumed name certificates of the Partnership as appropriate under the applicable laws of any jurisdiction;

              (b) any other document, certificate or other instrument, including a certificate or amended certificate of limited partnership, which may be required to be filed by the

Partnership or the Partners under the applicable laws of any jurisdiction to the extent the General Partner deems such filing to be necessary or desirable; and

              (c) all documents, certificates and other instruments which may be required to effectuate or give notice of the dissolution and termination of the Partnership pursuant to the provisions of this Agreement and the Act.

        12.2  Irrevocability of Power.  It is expressly understood, intended and
              -----------------------
agreed by each of the Partners for himself or herself, his or her heirs, administrators, legal representatives, successors and assigns that the grant of the power of attorney to the General Partner and its managers pursuant to
Section 12.1 above (a) is coupled with an interest, (b) is irrevocable, and (c) shall survive the death, legal incompetency, disability, bankruptcy, retirement or withdrawal of any Partner or the assignment or other transfer of his or her interest in the Partnership.

   13.  Banking.  The funds of the Partnership shall be kept in such accounts
        -------
as may be designated by the General Partner and may not be commingled with funds of any other Person. All withdrawals therefrom shall be made on such signature or signatures as shall be designated by the General Partner.

   14.  Accounting.
        ----------

        14.1  Fiscal Year.  The fiscal year of the Partnership shall end on the
              -----------
last day of December of each year, unless another fiscal year end is selected by the General Partner. The taxable year of the Partnership shall be the calendar year unless a different year is required by the Code. The Partnership shall use the accrual method of accounting for federal income tax purposes.

        14.2  Books of Account.  The Partnership books of account shall be
              ----------------
maintained at the principal office designated in Section 4 or at such other locations and by such Persons as may be designated by the General Partner. The Partnership shall pay the expense of maintaining its books of account. Each Partner shall have, during reasonable business hours and upon reasonable notice, access to the books of the Partnership and in addition, at his expense, shall have the right to copy such books and to require an audit of the Partnership's books of account. The General Partner will prepare at the expense of the Partnership and furnish to each of the Partners within 45 calendar days if reasonably possible, and in any event within 90 calendar days after the close of each fiscal year of the Partnership a balance sheet of the Partnership dated as of the end of the fiscal year, a related statement of income and expense, a statement of cash flow and all other information reasonably required by each Partner. In addition, promptly after the end of each fiscal year the General Partner will use its best efforts to prepare and deliver to each Partner a report setting forth in sufficient detail all such information and data as will enable the Partnership and each Partner to timely prepare its federal, state and local income tax returns in accordance with the laws, rules and regulations then prevailing.

        14.3  Method of Accounting.  The Partnership books of account shall be
              --------------------
maintained, and its income, gains, losses, deductions and credits shall be accounted for, in accordance with generally accepted accounting principles consistently applied.

   15.  New Partners, Restrictions on Transfer of Partnership Interests and
        -------------------------------------------------------------------
Other Matters, and Withdrawals.
- ------------------------------

        15.1  Admission of Partners.  No Person shall be admitted to the
              ---------------------
Partnership as a substitute or additional Partner without the prior written consent of the General Partner (which consent may be withheld in the sole and absolute discretion of such Partner). Any Person eligible to be admitted to the Partnership as a substitute or additional Partner upon the consent of the General Partner is hereinafter referred to as a "Permitted Transferee." Any
                                                 --------------------
Person admitted to the Partnership as a Partner shall be subject to this Agreement and shall promptly, upon demand of the General Partner, execute and deliver to the Partnership such documents as may be necessary or appropriate, in the opinion of counsel for the Partnership, to reflect such Person's admission to the Partnership as a Partner and to be bound by the terms of this Agreement. The General Partner may admit, as a Limited Partner, any Person who is not then a Partner and is designated as the developer for a Project. Such admission shall be effected by the execution of an Admission to Partnership Agreement in substantially the same form as Exhibit A, and such newly admitted partner shall
                               ---------
have a Percentage Interest equal to 0%. Promptly after such admission, the General Partner shall notify the other Limited Partners thereof.

        15.2  Transfer of Partnership Interests.  Except as herein provided, no
              ---------------------------------
Limited Partner may sell, assign, transfer, mortgage, pledge, encumber, hypothecate, or otherwise dispose of, whether voluntarily, by operation of law or otherwise (herein collectively referred to as a "Transfer") all or any part
                                                    --------
of the Partner's record or beneficial interest in the Partnership without the prior consent of the General Partner and all of the other Limited Partners (which consent may be given or withheld in such Partners sole discretion). The General Partner may not Transfer all or any portion of its record or beneficial interest in the Partnership without the prior written consent of all Limited Partners.

        15.3  Withdrawal.  No Limited Partner shall have the right or power to
              ----------
voluntarily withdraw from the Partnership without the consent of the General Partner. If a Limited Partner attempts to withdraw from the Partnership without the prior written consent of the General Partner, then, at the option of the General Partner, (a) in addition to any other damages suffered by the Partnership and the other Partners, the Limited Partner shall forfeit its interest in the Partnership to the Partnership, and (b) the Limited Partner shall not be entitled to receive any sums in respect of the fair market value of its interest in the Partnership.

   16.  Liquidation and Dissolution of Partnership.
        ------------------------------------------

        16.1  Dissolution Events.  The Partnership shall not be dissolved upon
              ------------------
the death or incapacity of any Limited Partner, but the Partnership shall be dissolved and terminated in the manner hereinafter provided upon the happening of any of the following events:

              (a) the close of business on the 100th anniversary date of this Agreement;

              (b) the written determination of the General Partner and a Required Interest;

              (c) the withdrawal or retirement from the Partnership by the General Partner;

              (d) the disposition of all or substantially all of the Partnership's property;

              (e) the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating the Partnership to be a bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law in which to appeal therefrom;

              (f) the filing by the last remaining General Partner, or consenting by answer or otherwise to the filing against such General Partner, of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation (in connection with a bankruptcy or insolvency proceeding) or to take advantage of any bankruptcy or insolvency law of any jurisdiction; the general assignment by such General Partner for benefit of such General Partner's creditors, consenting to the appointment of a custodian, receiver, trustee or other officer with similar powers of a general partner; or

                   (g)  the dissolution and liquidation of the Company.

        16.2  Continuation.  Upon the occurrence of any event described in
              ------------
Sections 16.1(c) or 16.1(f), the business of the Partnership will be continued if within 90 days all of the Limited Partners elect to continue the business of the Partnership and designate one or more Persons (including without limitation any Limited Partner who consents) to be a General Partner of the Partnership, upon terms consented to by all Limited Partners. If the business of the Partnership is continued, the interest of the General Partner will be converted to that of a Limited Partner, with no voting rights (other than on matters described in Section 17.2) or other right to participate in the management of the Partnership. If the Limited Partners fail to continue the Partnership's business as provided in this Section 16.2, the Partnership will be liquidated under Section 16.3.

        16.3  Method of Liquidation.
              ---------------------

              (a)  Generally.  Upon the happening of any of the events specified
                   ---------
in Section 16.1 and, if applicable, the failure to continue the business of the Partnership under Section 16.2, the General Partner or, in the event dissolution results from the withdrawal or retirement from the Partnership of the General Partner, any liquidating trustee elected by Limited Partners holding no less than a majority of the Project Percentage held by Limited Partners (either of the General Partner or liquidating trustee being the "Liquidator"), shall
                                                      ----------
immediately commence to wind up the Partnership's affairs and shall liquidate the assets of the Partnership as promptly as possible to the extent necessary to satisfy the debts and obligations of the Partnership. The Partners shall continue to share cash flow, Profits and Losses during the period of liquidation in the same manner as before dissolution. The proceeds from liquidation of the Partnership, including repayment of any debts and obligations of Partners to the Partnership, together with all remaining Partnership property, shall be applied and distributed in the following manner and order of priority:

                   (1) first, to the payment of the debts and satisfaction of the other obligations of the Partnership, including without limitation debts and obligations to Partners;

                   (2) next, to the establishment of any reserves deemed reasonably necessary or appropriate by the Liquidator for any contingent or unforeseen liabilities or obligations of the Partnership;

                   (3) next, all remaining assets of the Partnership shall be distributed to the Partners as follows:

                        (A) the Liquidator may sell any or all of the Partnership property, and the sum of any resulting gain or loss from each sale and with respect to all Partnership property that has not been sold, the fair market value of such property shall be determined and (notwithstanding the provisions of Section 8.2) income, gain, loss, and deduction inherent in such property (that has not been reflected in the Capital Accounts previously) shall be allocated in a manner to the extent possible to cause the Capital Account balances of the Partners to be in proportion to their Project Percentages; and

                        (B) Partnership property shall be distributed to the Partners in proportion to their respective Project Percentages.

              (b) Distributions in Kind. If the Partnership, with the consent of each Partner, makes distributions in kind of Partnership property which secures indebtedness, each of the Partners receiving the distribution of property subject to the indebtedness will be severally liable (as among each other, but not for the benefit of others) for his proportionate share of the indebtedness, provided that no Partner will be deemed to have assumed any liability on any indebtedness secured by property distributed to any Partner for which the Partner is not liable under the terms of the instrument creating the indebtedness, and provided that the liability of each Partner to other Partners for indebtedness secured by property distributed to him will be limited to the value of his interest in the property. Indebtedness secured by property distributed to Partners in kind need not be discharged out of the proceeds of liquidation of the Partnership.

         16.4 Deemed Distribution and Recontribution.  Notwithstanding any other
              --------------------------------------
provisions of this Section 16, if the Partnership is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) but the Partnership is not to be liquidated pursuant to Section 16.3, the property of the Partnership shall not be liquidated or distributed, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed all Partnership property in kind to the Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Partners shall be deemed to have recontributed all Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken the Partnership property subject to all such liabilities.

        16.5  Date of Termination.  The Partnership shall be terminated and
              -------------------
dissolved when all of the cash or property available for application and distribution under Section 16.3 above shall have been applied and distributed in accordance with such Section. The establishment of any reserves in accordance with the provisions of Section 16.3 above shall not have the effect of extending the term of the Partnership, but any such reserve shall be distributed in the manner provided in Section 16.3 upon expiration of the need for the reserve.

   17.  Miscellaneous.
        -------------

        17.1  Notices.  The General Partner will notify the Partners of any
              -------
change in the name, principal or registered office or registered agent of the Partnership. Any notice or other communication required by this Agreement must be in writing. Notices and other communications will be deemed to have been given when dispatched by telegraph, telex or other means of electronic facsimile transmission, or three business days after being deposited in the United States mail, postage prepaid, addressed to the Partner to whom the notice is intended to be given at his address set forth on the signature pages to this Agreement or, in the case of the Partnership or the General Partner, to the Partnership's principal office provided for in Section 4. A Person may change his notice address by notice in writing to the Partnership and to each other Partner given under this Section 17.1.

        17.2 Amendments; Waivers. Except as maybe required in connection with the admission of additional Limited Partners under Section 15.1, no amendment of this Agreement will be valid or binding upon the Partners unless approved by all Partners, and no waiver of any term of this Agreement will be effective unless approved by the General Partner.

        17.3  Binding Effect.  This Agreement will inure to the benefit of and
              --------------
will be binding upon the Partners, their legal representatives, Permitted Transferees, heirs, administrators, and other successors and assigns.

        17.4  Duplicate Originals.  Any number of counterparts of this Agreement
              -------------------
may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement.

        17.5  Construction.  The titles of the Articles and Sections in this
              ------------
Agreement have been inserted as a matter of convenience of reference only and do not affect the meaning or construction of any of the provisions in this Agreement.

        17.6  Governing Law; Jurisdiction.  This Agreement is to be governed by
              ---------------------------
the laws of the State of Texas, without giving effect to the principles of conflict of laws, and is performable in Dallas County, Texas. Each of the Partners consents to binding arbitration as provided in Section 17.7 for any dispute among the Partners arising out of matters related to this Agreement or the Partnership. Each of the Partners waives the right to commence an action in connection with this Agreement in any court and expressly agrees to be bound by the decision of the arbitrator determined in Section 17.7. The waiver in this
Section 17.6 will not prevent any Partner from commencing an action in any court for the sole purposes of enforcing the obligation of a Partner to submit to binding arbitration or the enforcement of an award granted by arbitration herein.

        17.7  Arbitration.
              -----------

              (a)  General.  Except as provided in Section 10.9(f), any dispute
                   -------
among the Partners as to the interpretation of any provision of this Agreement or the rights and obligations of any Partner hereunder shall be resolved through binding arbitration as hereinafter provided.

              (b)  Selection of Arbitrator.  If arbitration is required to
                   -----------------------
resolve a dispute among the Partners, the General Partner will notify the Dallas office of the American Arbitration Association ("AAA") and request AAA to select
                                                 ---
one Person to act as the arbitrator for resolution of the dispute.

              (c)  Rules of Arbitration.  The arbitrator selected pursuant to
                   --------------------
Section 17.7(b) will establish the rules for proceeding with the arbitration of the dispute, which will be binding upon all parties to the arbitration proceeding. The arbitrator may use the rules of the AAA for commercial arbitration but is encouraged to adopt the rules the arbitrator deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible. Accordingly, the arbitrator may (i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) accept evidence of property values or the values of Partnership interests without formal appraisals and upon such information provided by Partners or other Persons and otherwise minimize discovery procedures as the arbitrator deems appropriate,
(iii) act upon his understanding or interpretation of the law on any issue without the obligation to research the issue or accept or act upon briefs of the issue prepared by any party, (iv) limit the time for presentation of any party's case as well as the amount of information or number of witnesses to be presented in connection with any hearing, and (v) impose any other rules which the arbitrator believes appropriate to effect a resolution of the dispute as quickly and inexpensively as possible.

              (d)  Costs of Arbitration.  The arbitrator will have the exclusive
                   --------------------
authority to determine and award costs of arbitration and the costs incurred by any party for its attorneys, advisors and consultants.

              (e)  Award of Arbitrator.  Any award made by the arbitrator shall
                   -------------------
be binding on the Partners, the Partnership and all parties to the arbitration and shall be enforceable to the fullest extent of the law.

              (f)  Governing Law; Actual Damages; Etc. In reaching any
                   ----------------------------------
determination or award, the arbitrator will apply the laws of the State of Texas without giving effect to any principles of conflict of laws under the laws of the State of Texas. Except as permitted under Section 17.7(d), the arbitrator's award will be limited to actual damages and will not include punitive or exemplary damages. Nothing contained in this Agreement will be deemed to give the arbitrator any authority, power or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Agreement.

        17.8  Other Instruments.  The Partners will execute other agreements and
              -----------------
instruments that the General Partner determines to be appropriate to carry out this Agreement or any provision of this Agreement.

        17.9  Gender; Etc.  Words used in this Agreement in any gender will be
              ------------
deemed to include the masculine, feminine and neuter gender; singular words will include the plural and plural words will include the singular; the word "or" will be disjunctive but not necessarily exclusive, unless the context otherwise requires; and the words "will" or "shall" indicate express determination and not simple futurity.

        17.10 Prior Agreements Superseded.  This Agreement supersedes any prior
              ---------------------------
understandings or written or oral agreements between the parties respecting the within subject matter and contains the entire understanding between the parties with respect thereto.

        17.11 Severability.  If any provision of this Agreement is held to be
              ------------
illegal, invalid or unenforceable under present or future laws during the term hereof, that provision shall be fully severable, this Agreement shall be construed and enforced as if that illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar to the illegal, invalid and unenforceable provision as may be possible.

        17.12 Multiple Originals.  The Agreement may be executed simultaneously
              ------------------
in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                     SIGNATURE PAGE TO AMENDED AND RESTATED
                   LIMITED PARTNERSHIP AGREEMENT OF DEVELOPER
              EXTENDED STAY PARTNERS, L.P., DATED AUGUST 20, 1996


GENERAL PARTNER:          DESP GENERAL PARTNER, L.L.C., a Texas limited
                          liability company
                          By:   Greystar Holdings, Inc., its manager



                                    By: /s/ Robert A. Faith
                                        ---------------------------------
                                    Name:  Robert A. Faith
                                         --------------------------------
                                    Its:
                                        ---------------------------------

LIMITED PARTNERS:         TCR EXTENDED STAY I LIMITED PARTNERSHIP,
                          a Texas limited partnership
                          By:  TCR Extended Stay, Inc.



                              By: /s/ Randy Pace
                                 ----------------------------------------
                              Name:  Randy Pace
                                   --------------------------------------
                              Its:
                                  ---------------------------------------

                          GREYSTAR REALTY SERVICES, L.P., a Delaware
                          limited partnership
                          By: Greystar Holdings, Inc., a Delaware limited partnership


                              By: Robert A. Faith
                                 ----------------------------------------
                              Name: /s/ Robert A. Faith
                                   --------------------------------------
                              Title:
                                    -------------------------------------

                                   Schedule 1
                                   ----------

1. Capital Contributions/Percentage Interests
   ------------------------------------------

                                            Capital                Percentage
                                          Contribution              Interest
                                          ------------              --------


General Partner:

Extended Stay Limited Partnership                  $ 1.00                 1.00%


Limited Partners:

Greystar Realty Services, L.P.                     $24.75                24.75%


TCR Extended Stay I Limited                        $74.25                74.25%
Partnership




       Total all Partners                            $100                  100%

                                   EXHIBIT A
                                   ---------


                       ADMISSION TO PARTNERSHIP AGREEMENT
                       ----------------------------------

   This Agreement (this "Agreement") is entered into by the undersigned, DESP
                         ---------
GENERAL PARTNER, L.L.C. and DEVELOPER EXTENDED STAY PARTNERS, L.P. (the

"Partnership"), effective as of _________________.  Unless otherwise specified,
- ------------
all capitalized terms used herein shall have the meanings assigned to them in the Amended and Restated Agreement of Limited Partnership of Developer Extended Stay Partners, L.P. dated as of August 20, 1996 (the "Partnership Agreement").
                                                      ---------------------

   For valuable consideration, whose receipt and sufficiency are acknowledged, the undersigned is admitted as a Limited Partner in the Partnership and shall be bound by the terms of the Partnership Agreement.

   Executed as of the date first written above.

                EXTENDED STAY DEVELOPER PARTNER, L.P.
                By:  DESP General Partner, L.L.C.
                     By:      [Greystar Holdings, Inc. - or - Crow Family, Inc.]


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                DESP GENERAL PARTNER, L.P.
                By:  [Greystar Holdings, Inc. - or - Crow Family, Inc.]


                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------


                ----------------------------------------------------------------
                [NAME OF NEW PARTNER]
                     Exhibit 21.1

                                      A-1